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                      SHAREHOLDER AGREEMENT


     This SHAREHOLDER AGREEMENT dated as of July 6, 1994, is entered into between MERCANTILE BANCORPORATION INC. ("Mercantile"), and ROBERT LYNN HALL ("Shareholder").

     WHEREAS, Shareholder is the beneficial and record owner of one and sixty-three one-hundredths percent (1.63%) of the issued and outstanding shares of the common stock of Wedge Bank, an Illinois state bank ("Wedge Bank"), and serves as President of Wedge Bank; and

     WHEREAS, Shareholder is the beneficial and record owner of fifteen and seventy-two one-hundredths percent (15.72%) of the issued and outstanding shares of the preferred stock and thirty and ninety one-hundredths percent (30.90%) of the issued and outstanding shares of the common stock of The Wedge Holding Company, an Illinois corporation ("Wedge Holding"), which is the beneficial and record owner of eighty-two and sixteen one-hundredths percent (82.16%) of the issued and outstanding shares of the common stock of Wedge Bank, and serves as President of Wedge Holding; and

     WHEREAS, Wedge Holding, Wedge Bank, Mercantile and its wholly owned subsidiary, Mercantile Bancorporation of Illinois Inc. ("Mercantile Illinois"), have proposed to enter into an Agreement and Plan of Reorganization (the "Agreement"), dated as of today, which contemplates the acquisition by Mercantile of 100% of the common stock of Wedge Bank by means of (i) an exchange of all shares of common stock of Wedge Bank owned beneficially and of record by Wedge Holding for shares of Mercantile Common Stock (the "Exchange"); and (ii) simultaneously with the Exchange, the merger of a to-be-formed bank that will be wholly owned by Mercantile Illinois with and into Wedge Bank (the "Merger") whereby the holders of shares of Wedge Bank Common Stock (except Mercantile Illinois or Wedge Holding) will receive shares of Mercantile Common Stock as set forth in the Agreement; and

     WHEREAS, Mercantile is willing to expend the substantial time, effort and expense necessary to implement the Exchange and the Merger, only if Shareholder enters into this Shareholder Agreement; and

     WHEREAS, Shareholder believes that the Exchange and the Merger are in his best interest and the best interests of Wedge Holding and Wedge Bank.

     NOW, THEREFORE, in consideration of these premises, Shareholder hereby agrees as follows:

     1.   Voting Agreement.  Shareholder will vote all of the
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shares of Wedge Holding Common Stock he now owns or hereafter acquires in favor of the Exchange at the meeting of shareholders of Wedge Holding to be called for the purpose of approving the Exchange and all of the shares of Wedge Bank Common Stock he now


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owns or hereafter acquires in favor of the Merger at the meeting of shareholders of Wedge Bank to be called for the purpose of approving the Merger (the "Wedge Bank Meeting" and, collectively, the "Meetings"), and will take any and all actions necessary and appropriate to cause all shares of Wedge Bank Common Stock now owned by Wedge Holding or hereafter acquired by Wedge Holding to be voted in favor of the Merger at the Wedge Bank Meeting.


     2.   No Competing Transaction.  Shareholder will not, directly
          ------------------------
or indirectly, cause the initiation, solicitation or encouragement, or voting any of the shares of Wedge Holding Common Stock or by Wedge Bank Common Stock now or hereafter acquired by Shareholder or by Wedge Holding in favor of any other merger or sale of all or substantially all the assets of Wedge Holding or Wedge Bank to any person other than Mercantile or its affiliates until the earlier to occur of: (i) the closing of the Exchange and the Merger, (ii) the termination of the Agreement or (iii) the abandonment of the Exchange and the Merger by the mutual agreement of Wedge Holding, Wedge Bank and Mercantile.

     3.   Transfers Restricted.  From and after the date of this
          --------------------
Shareholder Agreement, Shareholder will not sell, dispose of or otherwise transfer any shares of Wedge Holding Common Stock or Wedge Bank Common Stock owned beneficially or of record by him and further agrees that Shareholder will not take any action to cause Wedge Holding, from and after the date of this Shareholder Agreement, to dispose of or otherwise transfer any shares of Wedge Bank Common Stock owned by Wedge Holding.

     4.   Meeting.  At Mercantile's request, Shareholder shall use
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his best efforts to cause the Meetings to be held as soon as practicable.

     5.   Representations and Warranties True and Correct.
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Shareholder acknowledges that he has reviewed the representations and warranties of Wedge Holding and Wedge Bank set forth in Article II of the Agreement and certifies that to the best knowledge of Shareholder, such representations and warranties are true and correct in all material respects.

     6.   No Ownership Interest.  Nothing contained in this
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Shareholder Agreement shall be deemed to vest in Mercantile any direct or indirect ownership or incidence of ownership of or with respect to any shares of Wedge Holding Common Stock or Wedge Bank Common Stock. All rights, ownership and economic benefits of and relating to the shares of Wedge Holding Common Stock and Wedge Bank Common Stock owned by Shareholder shall remain and belong to Shareholder and Mercantile shall have no authority to manage, direct, superintend, restrict, regulate, govern or administer any of the policies or operations of Wedge Holding or Wedge Bank or exercise any power or authority to direct Shareholder in the voting of any of his shares of Wedge Holding Common Stock or Wedge Bank Common Stock, except as otherwise expressly provided herein, or the

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performance of his duties or responsibilities as a shareholder of
Wedge Holding or Wedge Bank.

     7.   Evaluation of Investment.  Shareholder, by reason of his
          ------------------------
knowledge and experience in financial and business matters and in his capacity as a director and executive officer of Wedge Holding and Wedge Bank, believes himself capable of evaluating the merits and risks of the potential investment in Mercantile Common Stock contemplated by the Agreement.

     8.   Documents Delivered.  Shareholder acknowledges having
          -------------------
reviewed the Agreement and its attachments and the related Plan of Merger and that reports, proxy statements and other information with respect to Mercantile filed with the Securities and Exchange Commission were, prior to his execution of this Shareholder Agreement, available for inspection and copying at the offices of Mercantile and that Mercantile delivered the following such documents to Wedge Holding and Wedge Bank:

          (a) Mercantile's Annual Report on Form 10-K for the year ended December 31, 1993;

          (b) Mercantile's Annual Report to Shareholders for the year ended December 31, 1993; and

          (c) Mercantile's Quarterly Report on Form 10-Q for the quarter ended March 31, 1994.

     9.   Amendment and Modification.  This Shareholder Agreement
          --------------------------
may be amended, modified or supplemented at any time by the written approval of such amendment, modification or supplement by Shareholder and Mercantile.

     10.  Entire Agreement.  This Shareholder Agreement evidences
          ----------------
the entire agreement among the parties hereto with respect to the matters provided for herein and there are no agreements, representations or warranties with respect to the matters provided for herein other than those set forth herein and in the Agreement. This Shareholder Agreement supersedes any agreements among Wedge Holding and/or Wedge Bank and Shareholder concerning the Exchange, the Merger, or the disposition or control of the capital stock of Wedge Holding or Wedge Bank.

     11.  Severability.  The parties agree that if any provision of
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this Shareholder Agreement shall under any circumstances be deemed invalid or inoperative, this Shareholder Agreement shall be construed with the invalid or inoperative provisions deleted and the rights and obligations of the parties shall be construed and enforced accordingly.

     12.  Counterparts.  This Shareholder Agreement may be executed
          ------------
in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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     13.  Governing Law.  The validity, construction, enforcement
          -------------
and effect of this Shareholder Agreement shall be governed by the internal laws of the State of Illinois.

     14.  Headings.  The headings for the paragraphs of this
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Shareholder Agreement are inserted for convenience only and shall not constitute a part hereof or affect the meaning or interpretation of this Shareholder Agreement.

     15.  Successors.  This Shareholder Agreement shall be binding
          ----------
upon and inure to the benefit of Mercantile and its successors, and Shareholder and Shareholder's spouse and their respective executors, personal representatives, administrators, heirs, legatees, guardians and other legal representatives. This Shareholder Agreement shall survive the death or incapacity of Shareholder. This agreement may be assigned by Mercantile only to an affiliate of Mercantile.


     IN WITNESS WHEREOF, the parties have caused this Shareholder
Agreement to be executed as of the date first above written.



                                MERCANTILE BANCORPORATION INC.


                                    /s/ Ralph W. Babb, Jr.
                                By:------------------------------------
                                   Ralph W. Babb, Jr.
                                   Vice Chairman


                                SHAREHOLDER


                                 /s/ Robert Lynn Hall
                                ---------------------------------------
                                Robert Lynn Hall

                                                      941460023/7ao

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